UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 2, 2004

Host Marriott Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5. Other Events

On June 2, 2004, Host Marriott Corporation, issued to the public 4,000,000 shares of its 8 7/8% Class E cumulative redeemable preferred stock at a price of $25.00 per share raising gross proceeds of $100 million. The Class E preferred stock has no stated maturity date and may be redeemed at the Company’s option on or after June 2, 2009. The Company intends to use the net proceeds from the offering (approximately $97 million after deducting underwriting discounts and commissions and estimated expenses) and available cash to redeem all of its outstanding Class A cumulative redeemable preferred stock.

The Company had previously entered into an Underwriting Agreement on May 26, with UBS Securities LLC and Bear, Stearns & Co. Inc., as representatives of the several underwriters named in the prospectus supplement filed with the Securities & Exchange Commission on May 28, 2004, pursuant to which the Company agreed to issue and sell the Class E preferred stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT CORPORATION

June 2, 2004	By:	/s/ LARRY K. HARVEY
	Name:	Larry K. Harvey
	Title:	Senior Vice President and Corporate Controller

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